Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT (“First Amendment”), between RSC Equipment Rental, Inc., f/k/a Rental Service Corporation (the “Company”) and Erik Olsson (“Executive”), is entered into on February      , 2009.

RECITALS:

WHEREAS, the parties entered into an Amended and Restated Executive Employment and Noncompetition Agreement on November 28, 2006 (the “Employment Agreement”);

WHEREAS, Executive and the Company have agreed to a temporary reduction of Executive’s Base Salary (as defined in the Employment Agreement, and which shall be referred to as the Pre-Reduction Rate set forth below) through December 31, 2009, with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1. Executive’s Base Salary shall be reduced by twenty percent (20%), or $150,000 (the “Reduction”) for calendar year 2009, from an annual rate of $750,000 (the “Pre-Reduction Rate”) to an annual rate of $600,000 (the “Post-Reduction Rate”). The Reduction will be applied retroactively to January 1, 2009, and commencing on March 2, 2009, the Reduction will be made in equal installments from Executive’s compensation paid bi-weekly for the remainder of 2009. Commencing on January 1, 2010, Executive’s Base Salary shall revert to the Pre-Reduction Rate. Any merit increases in 2010 shall be based upon the Pre-Reduction Rate.

2. Executive agrees that the Reduction shall not constitute Good Reason to resign, as defined under Section 2.5(a) of the Employment Agreement.

3. For all purposes under the Employment Agreement other than payment of monthly Base Salary under Section 2.1 of the Employment Agreement and the calculation of eligible earnings for Variable Compensation, Base Salary shall be the Pre-Reduction Rate. For example, for the avoidance of doubt, Severance Benefits (under Section 2.5), if any, shall be calculated based on the Pre-Reduction Rate.

Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, or caused this First Amendment to be duly executed on their respective behalf by their respective duly authorized officers, all effective as of the date and year first written above.

RSC EQUIPMENT RENTAL, INC.		EXECUTIVE

By:		By:

	Kevin J. Groman		Erik Olsson
SVP, General Counsel & Corporate Secretary